Execution Version
SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 13, 2021, among CARGO AIRCRAFT MANAGEMENT, INC., a Florida corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”) and REGIONS BANK, an Alabama state banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, the Guarantors and the Trustee previously executed and delivered an indenture, dated as of January 28, 2020 relating to the issuance of 4.750% Senior Notes due 2028 (the “Original Indenture”);

WHEREAS, pursuant to and on the date of the Original Indenture, the Issuer initially issued $500,000,000 aggregate principal amount of its 4.750% Senior Notes due 2028 (the “Initial Notes”);

WHEREAS, Section 2.01(e) of the Indenture provides that Additional Notes may be issued from time to time by the Issuer (subject to the Issuer’s compliance with Section 4.10 of the Indenture) without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and, except as set forth therein, shall have the same terms as to status, redemption or otherwise as the Initial Notes;

WHEREAS, the Issuer and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing an additional $200,000,000 aggregate principal amount of 4.750% Senior Notes due 2028, having terms substantially identical in all material respects to the Initial Notes (the “Additional 2028 Notes” and, together with the Initial Notes, the “Notes”) to be authenticated and delivered as provided in this Indenture;

WHEREAS, all conditions and requirements necessary to the execution and delivery of this Supplemental Indenture have been done and performed and the execution and delivery hereof has been in all respects duly authorized; and

WHEREAS, Section 9.01(6) of the Indenture provides that the Issuer, the Guarantors and the Trustee may supplement the Indenture without the consent of any Holder to provide for the issuance of Additional Notes in accordance with the terms of the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Additional Notes. As of the date hereof, the Issuer will issue, the Guarantors will guarantee and the Trustee is directed to authenticate and deliver, pursuant to Section 2.01(e) of the Indenture, the Additional 2028 Notes in an aggregate principal amount of $200,000,000, which constitute Additional Notes under the Indenture, having terms identical to the Initial Notes (other than issue date and the date from which interest accrues), at an issue price of 102.750%, plus accrued and unpaid interest from February 1, 2021. The interest on the Additional 2028 Notes shall be deemed to have accrued from February 1, 2021. The Initial Notes and the Additional 2028 Notes shall be treated as a single class for all purposes, including voting, under the Indenture. The Additional 2028 Notes shall be substantially in the form of Exhibit A to the Indenture and shall bear the Private Placement Legend.
3.    Necessary Actions. Each of the Issuer and the Guarantors hereby represents and warrants that all actions necessary to give effect to this Supplemental Indenture have been taken. The Company shall execute and the Trustee shall, pursuant to an authentication order delivered as of the date hereof, authenticate the Additional Notes in substantially the form included in the Indenture.
4.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.
5.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

6.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

7.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors. The Trustee shall not be accountable for the use or application by the Issuer of the Initial Notes or any Additional Notes or the proceeds thereof.

8.    Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Notes, shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Cargo Aircraft Management, Inc., a Florida corporation

By:    /s/ Richard F. Corrado_________
    Name:      Richard F. Corrado
    Title: Chief Executive Officer

[Signature Page to Supplemental Indenture]

[GUARANTORS]:

Air Transport Services Group, Inc., a Delaware corporation

By:    /s/ W. Joseph Payne________________
    Name:    W. Joseph Payne
    Title:    Chief Legal Officer & Secretary

ABX Air, Inc., a Delaware corporation
Advanced Flight Services, LLC, a Nevada limited liability company
Air Transport International Limited Liability Company, a Nevada limited liability company
Airborne Global Solutions, Inc., a Delaware corporation
Airborne Maintenance and Engineering Services, Inc., a Delaware corporation
Airborne Training Services, Inc., a Delaware corporation
AMES Material Services, Inc., an Ohio corporation
Cargo Aviation, Inc., a Florida corporation
Cargo Holdings International, Inc., a Florida corporation
LGSTX Cargo Services, Inc., a Delaware corporation
LGSTX Distribution Services, Inc., an Ohio corporation
LGSTX Fuel Management, Inc., a Florida corporation
LGSTX Services, Inc., a Delaware corporation
Omni Aviation Leasing, LLC, a Nevada limited liability company
PEMCO World Air Services, Inc., a Delaware corporation
T7 Aviation Leasing, LLC, a Nevada limited liability company

By:    /s/ W. Joseph Payne________________
    Name:    W. Joseph Payne
    Title:    Secretary
[Signature Page to Supplemental Indenture]

Air Transport International, Inc., a Delaware corporation
TriFactor Solutions, LLC, a Florida limited liability company

By:    /s/ Timothy J. Allen________________
    Name:    Timothy J. Allen
    Title:    Secretary
[Signature Page to Supplemental Indenture]

Omni Air International, LLC, a Nevada limited liability company

By:    /s/ Richard F. Corrado________________
    Name:    Richard F. Corrado
    Title:    Secretary

[Signature Page to Supplemental Indenture]

REGIONS BANK,
as Trustee

By:    /s/ Craig A. Kaye_________________
    Name: Craig A. Kaye
    Title: Vice President

[Signature Page to Supplemental Indenture]